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                                                                    Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (No. 33-4520, 33-4520-01) and Form S-8 (No. 33-34295) of
RACI Holdings, Inc., and Subsidiaries of our reports dated March 2, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
March 22, 2000